                                                                   EXHIBIT 10.31

                         INVESTMENT AND LOAN AGREEMENT
                         -----------------------------

     THIS INVESTMENT AND LOAN AGREEMENT (this "Agreement") is made and entered into as of the 12th day of December, 1996 by and among La-Van Hawkins UrbanCityFoods, LLC (the "Company") and BET Holdings, INC. (BET").

     WHEREAS, BET desires to make a $5,000,000 investment in the Company in exchange for a 15% membership interest and is also willing to make a loan to the Company in the maximum principal amount of $10,000,000; and

     WHEREAS, the Company desires to sell BET a 15% membership interest and to borrow up to $10,000,000 from BET.

     NOW THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and BET hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     For the purposes of this Agreement, the following terms shall have the following meanings:

     "Advance" shall mean any of the First Advance or the Second Advance.

     "Affiliate" shall have the meaning given thereto in Section 6.2(p).

     "BET" shall have the meaning given thereto in the first paragraph hereof and shall include any successor or assigns of its rights hereunder.

     "Burger King Documents" shall mean any and all agreements by and between the Company and Burger King Corporation, including any and all Franchise Agreements and Burger King Restaurant Number Assignments.

     "Business Plan" shall have the meaning given thereto in Section
4.1(h)(iii).

     "Closing Date" shall have the meaning given thereto in Section 2.7.

     "Company" shall have the meaning given thereto in the first paragraph hereof.

     "Financing Statements" shall have the meaning given thereto in Section 3.1(b).

     "First Advance" shall have the meaning given thereto in Section 2.3(b).

     "FMAC" shall mean Franchise Mortgage Acceptance Company, LLC.

     "FMAC Documents" shall mean the documents pursuant to which the Company borrowed Seven Million Eighty Eight Dollars ($7,000,088.00) from FMAC.

     "Investor Rights Agreements" shall mean that certain Investor Rights Agreement by and between the Company, Management, UrbanCityFoods Holding, Inc., and BET in substantially the form attached hereto as Exhibit A.
                                                     ---------

     "Loan" shall have the meaning given thereto in Section 2.2(a).

     "Loan Advance Criteria" shall have the meaning given thereto on Schedule 4.2(c).

     "Loan Documents" shall mean this Investment and Loan Agreement, the Notes, the Investor Rights Agreement, the Mortgages, the Assignments of Leases, the Security Agreement, the Financing Statements, and all other documents, exhibits, and schedules executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents.

     "Management" shall have the meaning given thereto in Section 2.6.

     "Note" and "Notes" shall have the meaning given thereto in Section 2.4(a).

     "Operation Agreement" shall mean the Amended and Restated Operating Agreement of the Company, dated as of September 13, 1996, between Management and UrbanCityFoods Holdings, Inc.

     "Person" shall have the meaning given thereto in Section 6.2(p)(i).

INVESTMENT AND LOAN AGREEMENT                                             PAGE 2

     "Projections" shall have the meaning given thereto in Section 4.1(h) (ii).

     "Second Advance" shall have the meaning given thereto in Section 2.3(c).

     "Security Agreement" shall mean a security agreement substantially in the form attached hereto as Exhibit B executed by the Company in favor of BET.
                        ---------
     "Senior Indebtedness" shall have the meaning given thereto in Section 2.5.

                                   ARTICLE 2

                 AMOUNTS AND TERMS OF THE INVESTMENT AND LOAN
                 --------------------------------------------

     2.1  THE INVESTMENT.
          --------------

     Simultaneously herewith BET will contribute $5,000,000 to the Company
(the "Equity Investment") in exchange for a 15% membership interest in the Company (the "Membership Interest"). The Membership Interest shall be issued to BET free and clear of all liens and encumbrances and any other third party claims whatsoever. Simultaneously, with the execution of this Agreement, the parties hereto will enter into a certain amended and restated operating agreement for the Company in the form of Exhibit J attached hereto.

     2.2  THE LOAN.
          --------

          (a) BET agrees, subject to the terms and conditions hereinafter set forth, to provide financing to the Company in the maximum principal amount of Ten Million Dollars ($10,000,000) (the "Loan").

          (b) The Loan shall be convertible, at any time until paid in full, in accordance with the terms of those certain Notes, which Notes shall provide that the First Advance shall be convertible into a membership interest sufficient to increase BET's equity stake in the Company to thirty percent (30%), and the Second Advance shall be convertible into an additional membership interest sufficient to increase BET's equity stake in the Company to forty-five percent (45%). Any accured and unpaid interest at the time of conversion of any Advance shall continue to accrue interest and shall be payable on the maturity date of the Note under which it accrued.

INVESTMENT AND LOAN AGREEMENT                                          PAGE 3

     2.3  ADVANCES.
          --------

          (a)  BET will fund the Equity Investment on the Closing Date.

          (b) BET may fund an advance of up to Five Million Dollars ($5,000,000) (the "First Advance") either (i) upon the written request of the Company if the conditions set forth in Section 4.2 have been met, or (ii) upon the decision of BET to make the advance in its sole discretion.

          (c) BET may fund an additional advance of up to Five Million Dollars ($5,000,000) (the "Second Advance") either (i) upon the written request of the Company if the conditions set forth in Section 4.2 have been met, or (ii) upon the decision of BET to make the advance in its sole discretion.

          (d) BET shall be under no obligation whatsoever to make the First Advance or the Second Advance regardless of whether the conditions set forth in
Section 4.2 have been met. Such advances shall be made in the sole discretion of BET and may be withheld for any reason whatsoever. The Company agrees, however, prior to seeking any additional "equity" or subordinated financing of the type contemplated under this Loan Agreement that it shall provide BET thirty
(30) days advance written notice of its desire to seek such alternative financing. Within such period, BET shall have the right to make the First Advance or the Second Advance, as the case may be, on the terms and conditions set forth in this Loan Agreement. If BET fails to make the First Advance or the Second Advance when so requested and provided that conditions to such Advance have been satisfied, notwithstanding the restrictions set forth in Section 6.2(e) the Company shall be free to seek and obtain alternative equity or subordinated financing, provided, however, that the Company shall not be otherwise relieved of its obligations under this Agreement or the Investor Rights Agreement and that any such additional equity or subordinated financing shall dilute Management's interest solely and shall not in any way dilute or reduce BET's interest in or rights with respect to the Company. Additionally, at any time, all dates inclusive, commencing on the date hereof and continuing to the day which is sixty (60) months from the date hereof, BET in its sole discretion may make the First Advance and/or the Second Advance and the Company shall be required to accept such Advances and issue the Notes as contemplated hereunder.


INVESTMENT AND LOAN AGREEMENT                                             PAGE 4

     2.4  THE NOTES.
          ---------

          (a) Each Advance shall be evidenced by and subject to the terms of a convertible subordinated promissory note substantially in the form attached hereto as Exhibit C and by this reference incorporated herein (each a "Note",
          ---------
collectively, the "Notes"), to be duly executed and delivered by the Company to BET. Each Note shall bear interest at a floating rate equal to the Bank of New York Prime Rate plus 200 basis points utilizing a 360-day year and shall be payable in a single payment of principal and accrued interest five years from the date of the advance which that Note evidences.

          (b) The Notes shall be secured in accordance with Article 3 hereof, shall be subject to the Investor Rights Agreement, and the Notes shall contain such additional terms and conditions which are customary in transactions of this kind including, without limitation, provisions for default interest, acceleration of payment upon default, customary waivers (including the rights to notices, demands, presentments, and a jury in resolving disputes), and an agreement to jurisdiction.

     2.5  SUBORDINATION.
          -------------

     BET is aware that in order to carry out the Business Plan which contemplates acquiring and/or developing 225 Burger King Restaurants over the next five (5) years, the Company will require significant additional financing. BET also recognizes that in order for the Company to obtain such financing, BET will be required to subordinate the repayment of the Loan and its interest in the collateral securing the Loan to certain Senior Indebtedness incurred by the Company. BET agrees to cooperate with the Company and the Company's senior lenders and to execute such subordination agreements or other similar agreements as may be reasonably required in order to facilitate the financing required by the Company to accomplish its Business Plan. For the purposes of this Agreement, "Senior Indebtedness" shall mean all indebtedness, not to exceed One Hundred Fifty Million Dollars ($150,000,000.00), incurred by the Company to banks or other similar financial institutions or commercial lenders to finance the acquisition, construction, development and operation of the Company's Burger King Restaurants in accordance with the Business Plan. Senior Indebtedness shall not include any indebtedness of the Company to an Affiliate. BET agrees that in the event the Company is unable, after reasonable efforts, to obtain the Senior Indebtedness required to implement and accomplish the Business Plan, solely as a result of the capital structure resulting from the Loan, BET will reasonably consider a request by the Company to convert its Loan to a preferred membership interest in the

INVESTMENT AND LOAN AGREEMENT                                             PAGE 5

Company, which membership interest will have characteristics substantially identical to the Loan. BET, however, shall be under no obligation whatsoever to restructure the Loan in the manner described in this Section 2.5.

     2.6. BOARD OF DIRECTORS.
          ------------------

          (a) So long as BET owns at least 15% of the membership interests of the Company, or holds convertible debt instruments convertible into at least 15% of the membership interests of the Company, each Member of the Company shall, pursuant to the Investor Rights Agreement, vote all of its interests to elect as directors of the Company, two individuals designated by BET, two individuals designated by UrbanCityFoods Management, LLC ("Management") and one person mutually agreeable to both BET and Management.

          (b) In the event that (i) there occurs an Event of Default under any of the Loan Documents, (ii) the Company becomes in default under any material provision of any Senior Indebtedness, or (iii) the Company fails to meet EBITDA set forth in the Projections for any fiscal year by more than fifty percent (50%), the board member selected by agreement of BET and the Company shall be removed and a new member selected by BET shall be appointed. BET's right to appoint the fifth director shall continue until the foregoing defaults are cured. For the purposes of this Section the first determination of whether the Company failed to meet the EBITDA requirements of (iii) above, shall be made for the twelve months ending November 30, 1997 and thereafter each determination shall be made on a calendar year basis, with the first calendar year determination being made for calendar year 1997. The EBITDA threshold for the period ending November 30, 1997 shall be $2.35 million (50% of $4.7 million).

     2.7  THE CLOSING.
          -----------

          (a) BET shall disburse the Equity Investment on the date on which the Agreement is executed by all parties (the "Closing Date"), via wire transfer or certified funds, if all of the conditions precedent contained in Article 4 hereof have been fully satisfied, as determined by BET in its sole discretion.

                                   ARTICLE 3

                  SECURITY/ADDITIONAL CONSIDERATION FOR LOAN
                  ------------------------------------------

INVESTMENT AND LOAN AGREEMENT                                             PAGE 6

     3.1  SECURITY INTEREST. As security for the Loan, the Company shall deliver
          -----------------
to BET, on or before an Advance:

          (a) The Security Agreement granting to BET (i) a second lien priority security interest (until such time as BET executes a subordination agreement in accordance with Section 2.5), subordinate only to the existing lien and security interest of Franchise Mortgage Acceptance Company, LLC, in all tangible and intangible assets of the Company now or hereafter acquired and all proceeds and products therefrom, including but not limited to those assets specified in
Section 2 of the Security Agreement; and

          (b) duly executed UCC-1 financing statements (the "Financing Statements") for filing as shall be required by BET.

     3.2  MORTGAGE. As further security for the Loan, the Company shall deliver
          --------
to BET from time to time, at the request of BET, (i) mortgages or deeds of trust, as applicable (the "Mortgages") in favor of BET securing any or all real property now owned or hereafter acquired by the Company in substantially the form of Exhibit D, and (ii) assignments of lease (the "Assignments of Lease")
        ---------
in favor of BET relating to any or all leases entered into by the Company prior to or subsequent to the date of this Agreement in substantially the form of Exhibit E; in each case subordinate only to the existing lien and security
---------
interest of FMAC and purchase money financing with respect to assets acquired by the Company subsequent to the date hereof. In connection with the execution of the Assignments of Lease, the Company agrees to use its best efforts to obtain consent of the landlord under each lease to the assignment of such lease.

                                   ARTICLE 4

                             CONDITIONS TO LENDING
                             ---------------------

     4.1  CONDITIONS TO THE EQUITY INVESTMENT. The obligation of BET to make the
          -----------------------------------
Equity Investment is subject to the conditions that BET shall have received (unless expressly modified or waived in writing by BET) prior to or on the Closing Date, all of the following in form and substance satisfactory to BET:

          (a) The Loan Documents, duly executed and delivered by the Company thereto;

INVESTMENT AND LOAN AGREEMENT                                             PAGE 7

          (b) The favorable written opinion of Jones & Associates substantially in the form attached hereto as Exhibit F and by this reference incorporated
                               ---------
herein;

          (c) Certification by counsel to the Company that the Company retains legal title to all its real and personal property free and clear of any liens or encumbrances;

          (d) Incumbency certificates with respect to the officers of the Company;

          (e) A certificate of the President of the Company that all of the representations and warranties contained in this Agreement shall be true and correct on the Closing Date;

          (f) A copy of the Articles of Organization of the Company and all amendments thereto, certified by the Maryland State Department of Assessments and Taxation; a certificate of good standing from the Maryland State Department of Assessments and Taxation and in each other state in which the Company is required to be qualified to do business; and a copy of the Company's Operating Agreement, certified by the Company's Secretary as true and correct;

          (g) A copy of the resolutions of the Members and of the Board of Directors of the Company evidencing approval of the execution, delivery and performance of the Loan Documents, and all other instruments to be executed, delivered and performed pursuant thereto, and all other matters contemplated thereby, and a copy of all documents evidencing other necessary Company action, if any, with respect thereto; and a list of the Members, directors and officers of the Company, all of which documents shall be certified by each of the Company's Secretary as true and correct;

          (h) The following statements, schedules and projections of the Company certified as true and correct by appropriate officers of the Company:

               (i) Schedule of all indebtedness or liabilities of the Company in excess of $50,000 dated as of the Closing Date; which shall be attached hereto as schedule 4.1(h) (i).
               -------------------

               (ii) Projections of balance sheets, statements of income and retained earnings, and cash flow for the Company the next five (5) years following the Closing (the "Projections") which shall be attached hereto as Exhibit G; and
     ---------

INVESTMENT AND LOAN AGREEMENT                                             PAGE 8

               (iii) The Company's business plan for the development, acquisition, and operation of 225 Burger King restaurants during the next five years (the "Business Plan") a copy of which is attached hereto as Exhibit H.
     ---------

          (i) Copies of the Company's federal and state (if required) tax filings;

          (j) Copies of all insurance policies pertaining to the Company and the operation of its business operations required to be maintained pursuant to
Section 6.1(c) below;

          (k) Any required written consents to the Loans, the grant of the security interests, and the other matters contemplated by the Loan Documents by each third party whose consent is required under other agreements executed by the Company;

          (l) Copies of such searches for lawsuits, liens, encumbrances, UUC filings, federal and state tax liens, and judgment filings relating to the Company as BET may require;

          (m) Copies of all leases, including ground leases, and contracts or agreements where the contract or agreement price exceeds $50,000 to which the company is a party;

          (n) Evidence of the current premium payments for a "key-man" life insurance policy in the amount of Five Million Dollars ($5,000,000) insuring La-Van Hawkins and naming BET as the sole beneficiary;

          (o) Copies of the Burger King franchise agreement and all other agreements entered into between the Company and Burger King;

          (p) Copies of all management or other agreements between Management and the Company (the "Management Agreement");

          (q) All legal matters incident to the Loan that shall be satisfactory to counsel to BET.

     4.2  CONDITIONS PRECEDENT TO THE FIRST AND SECOND ADVANCES.
          -----------------------------------------------------
The Company may request that BET make the First Advance or the Second Advance at any time provided that the following conditions are met:

          (a) The Company shall submit, with the request a certificate of the President that all of the representations and

INVESTMENT AND LOAN AGREEMENT                                             PAGE 9
warranties contained in this Agreement are true and correct as of the date of the request;

          (b)  There exists no Event of Default under this Agreement;and

          (c)  The Company has satisfied the Loan Advance Criteria set forth on
Schedule 4.2(c).
--------------

                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     The Company and La-Van Hawkins jointly and severally represent and warrant to BET, and shall be deemed to represent and warrant as of the Closing Date, as follows:

     5.1  DUE ORGANIZATION, GOOD STANDING, POWER AND AUTHORITY. The Company is
          ----------------------------------------------------
a limited liability company duly organized, validly existing in good standing under the laws of the State of Maryland, is duly qualified to do business under the laws of all jurisdictions in which the character of the properties owned or proposed to be owned by the Company or in which the transaction of the business of the Company is now conducted or is proposed to be conducted requires or will require it to qualify to do business and is in good standing in such jurisdictions. The Company has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties, to borrow hereunder, and to execute, deliver and perform all of its respective obligations under the Loan Documents.

     5.2  CAPITALIZATION. The capitalization of the Company as of the closing
          --------------
date is as set forth on Schedule 5.2. There are no membership interests held by
                        ------------
any person other than as set forth in the Operating Agreement of the Company; the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class of authorized membership interests are as set forth in the Articles of Organization and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws; all outstanding membership interests have been duly authorized and validly issued and are fully paid and nonassessable; all of the outstanding securities were issued in compliance with all applicable Federal and state securities laws; none of the outstanding securities has been issued in violation of any preemptive rights, rights of first refusal or similar rights; there are no outstanding options, warrants, convertible

INVESTMENT AND LOAN AGREEMENT                                            PAGE 10
securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, to which the Company is a party or by which it is bound, obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional membership interests or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement; there are no outstanding obligations, contingent or otherwise, to purchase, redeem or otherwise acquire any membership interests of the Company; there are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend or other rights with respect to the Company's membership interests.

     5.3  AUTHORIZATIONS, NO DEFAULTS, COMPLIANCE WITH LAWS. The execution,
          -------------------------------------------------
delivery and performance of the Loan Documents by the Company has been duly authorized by all necessary action, corporate or otherwise, and do not and will not (a) violate, conflict with, or result in a breach of any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect and applicable to the Company, or of the Articles of Organization or the Operating Agreement of the Company; or (b) create (with or without the giving of notice or lapse of time, or both) a breach of or a default under any indenture, loan, credit or borrowing agreement, or any other agreement, lease or instrument to which the Company is a party or by which its properties or assets may be bound or affected or result in the imposition of a lien or encumbrances of any nature whatsoever upon any of the properties or assets of the Company and the Company is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any indenture, loan, creditor borrowing agreement, or any other agreement, lease or instrument to which it is a party or by which it is bound, or by which its properties or assets may be bound or affected; and the Company has complied and is in compliance in all respects with all applicable laws, ordinances and regulations thereof. Notwithstanding the foregoing, the Company has disclosed to BET that execution of the Loan Documents requires the consent of FMAC under the terms of the FMAC Documents and the consent of Burger King Corporation under the terms of the Burger King Documents, which consents have been obtained pursuant to Section 5.4 below.

     5.4  NO CONSENT. No consent or approval of any other party and no
          ----------
authorization, consent, approval, declaration, license or exemption of, or filing or registration with, any court or other governmental department, commission, board, bureau, agency or

INVESTMENT AND LOAN AGREEMENT                                            PAGE 11
instrumentality, domestic or foreign, is or will be necessary in connection with the valid execution, delivery, performance validity, enforcement or priority of the Loan Documents or any lien, security interest, or encumbrance created and granted thereunder; except that the consent of FMAC is required under the FMAC Documents, which consent has been received by the Company; and the consent of Burger King Corporation is required under the Burger King Documents, which consent has been received by the Company.

     5.5  BINDING OBLIGATION. The Loan Documents constitute, and any other
          ------------------
agreements or instruments when delivered by the Company will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

     5.6  FINANCIAL INFORMATION. All financial statements, balance sheets and
          ---------------------
operating statements of the Company provided to BET fairly present the financial condition of the Company as of the date of said statements and are true, accurate and correct in all material respects. The Company has no material obligations, liabilities or commitments, direct or contingent, which are not reflected in the aforementioned financial statements, balance sheets and operating statements. The monthly financial statements provided to BET are true, correct and accurate and have been prepared in accordance with generally accepted accounting practices. Set forth as Exhibit I is the Company's balance
                                            ---------
sheet as of September 15, 1996.

     5.7  ACTIONS, JUDGMENTS, PROCEEDINGS. There are no outstanding judgments,
          -------------------------------
actions, or proceedings pending before any court or governmental authority, bureau or agency, or against or affecting the Company, or the properties of any of them, nor are there any such actions or proceedings in which the Company is a plaintiff or complainant.

     5.8  USE OF PROCEEDS, REGULATION G. No part of the proceeds received by the
          -----------------------------
Company from the Equity Investment or the Loan will be used directly or indirectly for purposes other than those contemplated by the Business Plan. No part of the proceeds will be used to make any distributions, loan repayments or other payments to any Member of the Company or any employee of the Company other than compensation paid in the ordinary course of business. Additionally, no part of the proceeds received by the Company from the Loan will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of any indebtedness which was incurred for the purposes of purchasing or carrying any margin stock as such term is defined

INVESTMENT AND LOAN AGREEMENT                                            PAGE 12
in Regulation G of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

     5.9  TITLE TO PROPERTIES.
          -------------------

          (a)  Personal Property. The Company has good and marketable title to
               -----------------
all of its personal property, free and clear of any and all liens, security interests and encumbrances of any nature whatsoever, except for the lien created pursuant to the Security Agreement and those liens, security interests and encumbrances listed on Schedule 5.9(a) (1) attached hereto and made a part
                           -------------------
hereof. Except for those filed or to be filed pursuant to the Security Agreement, no financing statements, mortgages or other evidences of security interests, liens, or encumbrances covering all or any of the Company's personal property are on file among the records of any public office, except for those financing statements, mortgages or security interests listed in Schedule 5.9(a)
                                                                ---------------
(2) attached hereto and made a part hereof.
---

          (b)  Real Property. The Company has good and marketable title to all
               -------------
of its respective real property free and clear of any and all liens, security interests, and encumbrances of any nature whatsoever, except for the encumbrances created by the Mortgages and the Assignments of Lease, if any. Except for those filed pursuant to the Security Agreement, the Mortgages or the Assignments of Lease, and except for those matters listed on Schedule 5.9(b), no
                                                             ---------------
financing statements, mortgages, deed of trust or other evidences of security interests, liens, or encumbrances covering or pertaining to all or any of the Company's real property are on file among the records of any public office.

     5.10 ZONING. All necessary occupancy and other certificates and permits for
          ------
the lawful use and occupancy of all of the Company's properties have been procured.

     5.11 LEGAL BAR; BURDENSOME DOCUMENTS. The Company is not a party to or
          -------------------------------
bound by, nor are any of the properties or assets owned by the Company affected by, any indenture, resolution, decree, loan or credit agreement, lease, bond, note, order, judgment, or other agreement or instrument, or subject to any charter or corporate restriction which would have an adverse effect on the business, properties, assets, operations or condition, financial or otherwise, of the Company or on the ability of the Company to carry out its obligations under the Loan Documents

INVESTMENT AND LOAN AGREEMENT                                            PAGE 13

     5.12 GUARANTIES. The Company is not a party to any agreement by which it
          ----------
assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of or otherwise becomes liable upon any obligation of any other person or entity or any agreement by which it agrees to maintain the net worth or financial condition of any other person or entity.

     5.13 TAX RETURNS. The Company has filed all tax returns or extensions
          -----------
(federal, state and local) required to be filed and has paid all taxes, including interest and penalties, on or before the due dates thereof, and has and will timely file federal tax returns, as necessary. There are no federal, state or local tax liabilities of the Company due or to become due for any tax year ended on or prior to the date of the financial statements provided to BET, whether incurred in respect of or measured by the income of the Company, and there are no claims pending or, to the best knowledge of the Company proposed or threatened, against the Company for past federal, state or local taxes, except for those tax liabilities reserved against and reflected on the financial statements provided to BET.

     5.14 ENVIRONMENTAL COMPLIANCE. The Company is in compliance with all
          ------------------------
applicable federal, state or local environmental laws and regulations, including, without limitation, all environmental laws and regulations in all jurisdictions in which the Company owns or operates or has owned or operated, a facility or site; arranges or has arranged for disposal or treatment of hazardous substances, hazardous waste, solid waste or other wastes; accepts or has accepted for transport any hazardous substances, hazardous waste, solid waste or other wastes; or holds or has held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any applicable federal, state or local environmental law or regulation is pending or, to the best knowledge of the Company proposed or threatened against the Company, with respect to any real property related, directly or indirectly, to any past or present operation of the Company or any real property in which the Company holds or has held an interest. No release, threatened release, storage, treatment, or disposal of any hazardous substance, hazardous waste, solid waste or other waste is occurring or has occurred, on, under or to any real property in which the Company holds any interest or performs any of its operations in violation of any applicable federal, state or local environmental law, regulation, complaint, order or citation. As used in this Section 5.14, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise.

INVESTMENT AND LOAN AGREEMENT                                            PAGE 14

     5.15 MATERIAL MISSTATEMENT. No document, statement, exhibit, financial
          ---------------------
statement, or report furnished by or on behalf of the Company in connection with the negotiation, execution and delivery of the Loan Documents contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to the Company which has, or would in the foreseeable future have, a material adverse affect on the business, prospects or condition, financial or otherwise, of the Company or any of its properties or assets, which fact has not been set forth herein, in any document, statement, exhibit, financial statement, or report, or other written statements so made or furnished to BET by or on behalf of the Company.

     5.16 INTANGIBLE ASSETS. The Company possesses or is licensed to use all
          -----------------
necessary patents, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its businesses as now conducted and as currently proposed to be conducted, without any conflict with the patents, trademark rights, trade names, trade name rights and copyrights of others.

     5.17 LICENSES AND APPROVALS. The Company has all requisite power and
          ----------------------
authority and necessary licenses and permits, which are necessary to own and operate its properties and/or to carry on its businesses as now conducted and as currently proposed to be conducted. No event has occurred which (a) results in, or after notice or lapse of time or both would result in, revocation or termination of any such licenses or permits or (b) materially or adversely affect or in the future would materially or adversely affect any of the rights of the Company thereunder. To the best of the Company's knowledge, no other license or franchise is necessary for the operation of the business of the Company as now conducted or as proposed to be conducted.

     5.18 EMPLOYEE GRIEVANCES. There are no actions or proceedings pending or,
          -------------------
to the best knowledge of the Company threatened against any of them by or on behalf of, or with, its employees.

     5.19 CONDITION OF ASSETS. All of the assets and properties of the Company
          -------------------
now owned, and acquired in the future when owned, are in good working condition, except for normal wear and tear.

     5.20 ERISA.
          -----

          (a) The Company does not have and has never had any plan in connection with which there could arise a direct or contingent liability of the Company to the Pension Benefit

INVESTMENT AND LOAN AGREEMENT                                            PAGE 15

Guaranty Corporation (the "PBGC"), the Department of Labor, or the Internal Revenue Service (the "IRS"). The Company is not a participating employer (i) in any Plan under which more than one employer makes contributions as described in Sections 4063 and 4064 of the Employment Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), or (ii) in a multi-employer plan as defined in Section 4001(a) (3) of ERISA. For purposes of this Agreement, "Plan" shall mean an employee welfare benefit plan as defined in Section 3(1) of ERISA, or an employee pension benefit plan as defined in Section 3(2) of ERISA or a plan which is both an employee welfare benefit plan and an employee pension benefit plan.

          (b) All references to the Company in this Section 5.20 or in any other section of this Agreement relating to ERISA, shall be deemed to refer to the Company and all other entities which are, together with the Company, part of a controlled group.

     5.21 SUBSIDIARIES. The Company (i) has no subsidiaries, (ii) does not own
          ------------
of record or beneficially, directly or indirectly, (A) any shares or stock or securities convertible into stock or any other corporation or (B) any participating interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise and (iii) does not control, directly or indirectly, any other entity.

     5.22 MEMBERSHIP INTEREST. The Membership Interest to be issued to BET as
          -------------------
contemplated under Section 2.1 shall be issued free and clear of all liens and encumbrances of any nature whatsoever and BET will obtain good title to the Membership Interest subject to no liability, mortgage, pledge, lien, encumbrance, debt, obligation or charge of any nature whatsoever.

     5.23 LOANS FROM AFFILIATES. Except as set forth on Schedule 5.23 attached
          --------------------                          -------------
hereto, the Company is not indebted to La-Van Hawkins or any Affiliate of La-Van Hawkins.

                                   ARTICLE 6

                           COVENANTS OF THE COMPANY
                           -------------------------

     6.1  AFFIRMATIVE COVENANTS. So long as BET owns at least 15% of the
          ---------------------
membership interests of the Company or so long as the Notes remain outstanding and until payment in full of the Notes and full and complete performance of all of the Company's obligations arising under any of the Loan Documents, the Company shall:

INVESTMENT AND LOAN AGREEMENT                                            PAGE 16

          (a)  Preservation of Corporate Existence, Etc. Preserve and maintain
               -----------------------------------------
the Company's limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified as a foreign limited liability company in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties; shall not seek to amend the Company's articles of organization or operating agreement without permission of BET, which permission must be received in writing before any change or amendment is made.

          (b)  Payment of Taxes, Etc. Pay and discharge (i) all taxes,
               ---------------------
assessments and governmental charges or levies imposed upon the Company or its income or profits, or upon any properties belonging to the Company, prior to the due date of such taxes, assessments and governmental charges or levies, and (ii) all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company.

          (c)  Maintenance of Insurance. Maintain policies of insurance covering
               ------------------------
all of the Company's property, real and personal, and all of the Company's operations with responsible and reputable insurance companies or associations and covering such risks and insured amounts as may be reasonably requested by BET.

          (d)  Maintenance of Properties. Maintain and preserve all of the
               -------------------------
Company's properties, whether real or personal, in good working order and condition, ordinary wear and tear excepted.

          (e)  Board of Directors and Directors and Shareholders Meetings.
               ----------------------------------------------------------
Maintain a five (5) member Board of Directors elected in accordance with Section
2.6 and hold Board of Directors' meetings at least once quarterly and Members' meetings at least once annually. A representative of BET may attend all Members' meetings as an observer and shall receive at the same time as the Members all information regarding actions to be taken or matters to be discussed at Members' meetings.

          (f)  Compliance with Laws. Comply with the requirements of all
               --------------------
applicable laws, rules, regulations and orders of any governmental authority.

          (g)  Keeping of Records and Books of Account. Keep adequate records
               ---------------------------------------
and books of account, in which complete entries will be made in accordance with then generally-accepted accounting principles consistently applied, reflecting all dealings or transactions of the Company.

INVESTMENT AND LOANS AGREEMENT                                        PAGE 17

          (h)  Examination of Records. Upon reasonable notice and at reasonable
               ----------------------
times during normal business hours, as often as BET may require, permit BET or its agents or representatives, to examine and make copies and abstracts of information pertinent to the Loans, from the records and books of account of the Company, to visit the properties of the Company, and to discuss the affairs, finances and accounts of the Company with any of its specifically designated officers and directors.

          (i)  Additional Documents. Deliver to BET, upon BET's request, such
               --------------------
documents as BET, in its sole discretion, shall deem necessary to perfect BET's rights with respect to the Mortgages, the Assignments of Lease, and the Security Agreement, including without limitation, any documents required by the uniform commercial code of any applicable state or other jurisdiction;

          (j)  Minimum EBITDA. For each fiscal year of the Company, maintain a
               --------------
minimum EBITDA equal to fifty percent (50%) of the EBITDA set forth in the Projections, determined by the Company's regular accounting firm in accordance with generally accepted accounting principals. For the purposes of this Section, the first determination of whether the company failed to meet the EBITDA requirements set forth herein shall be made for the twelve months ending November 30, 1997 and thereafter shall be made on a calendar year basis, with the first calendar year determination being made for calendar year 1997.

          (k)  Life Insurance. Maintain a "key-man" life insurance policy in the
               --------------
amount of $5,000,000 (or such greater amount as BET shall reasonably require) in full force and effect insuring La-Van Hawkins and naming BET as the sole beneficiary.

          (l)  Notice of Litigation. Promptly notify BET in writing of any
               --------------------
litigation or other legal or administrative proceeding instituted against or involving the Company, or any threatened litigation or other legal or administrative proceeding involving the Company:

               (i) With respect to the compliance by the Company with any law, ordinance, regulation or order, or its operations; or

               (ii) Involving amounts in excess of $10,000, whether or not fully covered by insurance, and regardless of the subject matter thereof.

          (m)  Compliance with ERISA, Reportable Events. Comply with all
               ----------------------------------------
applicable provisions of ERISA now or hereafter in

INVESTMENT AND LOAN AGREEMENT                                            PAGE 18
effect, and promptly notify BET in writing of the occurrence of any reportable event, as defined in Section 4043 of ERISA, if a notice of such reportable event is required under ERISA to be delivered to the PBGC, together with a description of such reportable event and a statement of the action the Company intends to take with respect thereto, together with a copy of the notice thereof given to the PBGC.

          (n)  Accounts Receivable. Maintain an average accounts receivable
               -------------------
aging of no more than ninety (90) days.

     6.2  NEGATIVE COVENANTS. So long as BET owns at least 15% of the membership
          ------------------
interests of the Company, or so long as the Notes remain outstanding and until payment in full of the Notes and full and complete performance of all of the Company's obligations arising under any of the Loan Documents, the Company shall not do, agree to do, or permit to be done, without the prior written consent of BET, any of the following:

          (a)  Indebtedness. Incur, create, assume or suffer to exist any
               ------------
indebtedness including any indebtedness evidenced by notes, bonds, debentures, conditional sale or other title retention agreements, or accept any deposits, advances, or progress payments of any kind except: (i) the Senior Indebtedness;
(ii) trade debt to vendors, suppliers, landlords and the like incurred in the ordinary course of business; (iii) unsecured short term indebtedness which shall not exceed, in the aggregate, twenty five percent (25%) more than the amounts reflected in the Projections.

          (b)  Liens. Except for purchase money financing with respect to assets
               -----
being acquired by the Company, create, assume or suffer to exist, directly or indirectly, any security interest, mortgage, pledge, lien, charge or other encumbrance, of any nature whatsoever upon the Company's properties, real or personal, now owned or hereafter acquired, excluding, however, from the operation of this covenant:

               (i) any security interests or liens created pursuant to this Agreement or to secure the Senior Indebtedness as contemplated under the Business Plan;

               (ii) liens for taxes or assessments either not delinquent or the validity of which are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been set aside on the books of the Company, in conformity with generally accepted accounting principles, or deposited in a restricted account for the benefit of the Company;

INVESTMENT AND LOAN AGREEMENT                                            PAGE 19

               (iii) materialmen's mechanics', carriers', workmen's, repairmen's, warehousemen's or other like liens arising in the ordinary course of the Company's business or being contested in good faith by appropriate legal proceedings and as to which adequate reserves shall have been set aside on the books of the Company, in conformity with generally accepted accounting principles, but not to exceed, in the aggregate, at any one time, $25,000;

               (iv) deposits or pledges to secure payment of worker's compensation, employment insurance or other social security benefits or obligations, incurred in the ordinary course of business;

               (v) any judgment lien securing a judgment which shall, within thirty (30) days after the entry thereof, have been discharged, vacated, reversed, or execution thereof stayed pending appeal, and, if stayed, shall have been discharged, vacated or reversed within sixty (60) days after the expiration of any such stay.

          (c)  Distributions. Declare or make any distribution, or make payment
               -------------
or distribution on account of the Company's membership or equity interests or set aside any sum for any such purpose.

          (d)  Loans and Advances. Make any loan or advance to any officer,
               ------------------
member, director or employee of the Company or any Affiliate of such person except for advances to its officers and employees to cover travel and other similar expenses to be incurred in the ordinary course of business or repay any loan or advance from any Member, director, or employee of the Company or any Affiliate of such Person, or repay any loan to an Affiliate other than in accordance with terms approved by the Board of Directors of the Company, except for the repayment of those loans or advances reflected in the financial statements provided to BET and upon the repayment schedule set forth in the Projections.

          (e)  Capital Interests. Except pursuant to the conversion of the Loan
               -----------------
and as contemplated hereunder or pursuant to the Investor Rights Agreement, issue or authorize the issuance of additional membership interests or any right or option to acquire any membership or equity interest in the Company, or authorize any sale or assignment of any capital interest, or purchase, or redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to any membership interest.

INVESTMENT AND LOAN AGREEMENT                                            PAGE 20

          (f)  Disposition of Assets. Without the consent of BET, which consent
               ---------------------
shall not be unreasonably withheld if the Company's performance is consistent with the Projections, sell, transfer, assign, convey, lease or otherwise dispose of any portion of the Company's business or discount, sell, pledge, hypothecate, or otherwise dispose of the accounts receivable of the Company. Notwithstanding the foregoing, the Company may dispose of unprofitable locations from time to time, without BET's consent, consistent with the Business Plan, provided that any single disposition does not involve assets valued at more then $1,000,000 and all dispositions in any one calendar year do not involve assets valued in excess of $4,000,000.

          (g)  Merger. Enter into any consolidation or merger with, or into any
               ------
acquisition of all or substantially all the properties or assets or any of the capital stock of, any person or entity, except with respect to the acquisition of restaurants or restaurant sites in a manner consistent with the Business Plan.

          (h)  Capital Expenditures. Expend more than $1,500,000 in any fiscal
               --------------------
year for capital improvements for the Company, including without limitation any equipment leases which, under generally accepted accounting principals, may be deemed capitalized leases, except as may be incurred directly in connection with the acquisition or operation of restaurants consistent with the Business Plan.

          (i)  La-Van Hawkins Compensation. Pay to La-Van Hawkins, annually, as
               ---------------------------
an officer, director or employee of the Company compensation, in the aggregate, an amount that shall exceed $500,000 unless and until the Board of Directors of the Company unanimously adopts an incentive-based compensation plan. Said plan shall contain, among other things, a compensation package based upon meeting certain cash flow projections for the operations of the Company. The term "compensation" shall include all payments for services rendered whether such payments be denominated salary, bonus or otherwise (including benefits such as insurance, car, allowances, deferred compensation and retirement benefits). Notwithstanding the foregoing, La-Van Hawkins compensation shall not exceed $250,000 on an annualized basis for any period in which the targets set forth on
Schedule 6.2(i) are not met. Any adjustments to La-Van Hawkins' compensation
---------------
shall be effective for the entire period following any period in which the targets have not been met. If, after having failed to meet the target for a particular quarter, the target for the next quarter is met, La-Van Hawkin's compensation shall be increased to $500,000 per year for the quarter following the quarter in which the targets were met. Additionally, in any

INVESTMENT AND LOAN AGREEMENT                                            PAGE 21
calendar year in which, on a cumulative basis, the targets have been satisfied, even though in one or more periods for that calendar year the targets were not satisfied, La-Van Hawkins shall be entitled to a bonus such that the total compensation for such calendar year equals $500,000.

          (j)  Change of Business or Name.   Engage in any business activities
               --------------------------
not contemplated in the Business Plan, change the nature or character of the Company's businesses or purchase, engage in, or manage any other business or activity, or liquidate or dissolve the Company (or suffer any liquidation or dissolution) or change the name of the Company.

          (k)  Guarantees.    Assume, endorse, be or become liable for, or
               ----------
guarantee, the obligations of any third person or entity, including, without limitation, any agreement, whether such agreement is on a contingency basis or otherwise, to purchase, repurchase, or otherwise acquire indebtedness of any other person or entity, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling any other person or entity to make payment of any indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of any equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the indebtedness of any other person or entity or to supply funds to or in any manner invest in another person or entity in connection with such person's or entity's indebtedness.

          (l)  Prepayments.   Make any voluntary or optional prepayment of any
               -----------
indebtedness incurred or permitted to exist under the terms of this Agreement or any of the other Loan Documents, other than indebtedness evidenced by the Notes or the Loan Documents.

          (m)  Investments.   Make or suffer to exist, investments in any person
               -----------
or entity including, without limitation, any stockholder, director, officer or employee of the Company, except investments in:


               (i) obligations issued or guaranteed by the United Stated of America;

               (ii) Certificates of Deposit, time deposits, banker's acceptances or other "money market instruments" issued by any federally insured bank or trust company organized under the laws of the United States of America or any state thereof at having a combined capital and surplus in an aggregate amount not less than $100,000,000 in each

INVESTMENT AND LOAN AGREEMENT                                            PAGE 22
     case maturing or being due or payable in full not more than ninety (90) days after the acquisition thereof.

          (n)  Fiscal Year of the Company. Change the Company's fiscal years.
               --------------------------

          (o)  ERISA Obligations. Be or become obligated to the PBGC, other than
               -----------------
an annual premium payment, in excess of $10,000; or be or become obligated to the IRS with respect to excise or other penalty taxes provided for in those provisions of Section 4975 of the Internal Revenue Code, as in effect or hereafter amended or supplemented, in excess of $10,000.

          (p)  Transactions With Affiliates; Mangement Agreements.
               --------------------------------------------------

               (i) Make any investment in any Affiliate or transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate, or merge into or consolidate with or purchase or acquire assets or capital stock from an Affiliate, or enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, any management agreement or similar agreement, and guarantees and assumptions of obligations of an affiliate). "Affiliate" shall mean any director (or person holding the equivalent position) or officer (or person holding the equivalent position) of the Company; and any other person which, directly or indirectly, controls or is controlled by or under common control with the Company or any Affiliate of the Company (excluding any trustee under, or any committee with responsibility for administering, any Pension Plan). "Person" includes any natural person, corporation, limited liability company, firm, trust, association, government, government agency or other entity whether acting in an individual, fiduciary or other capacity. BET shall be deemed not to be an Affiliate of the Company. For the purposes of this Agreement, each Member of the Company and La-Van Hawkins and any entity controlled by La-Van Hawkins shall be an Affiliate of the Company. A person shall be deemed to be

               (1) "controlled by" any other person if such other Person possesses, directly or indirectly, power

                   a. to vote 10% or more of the securities having at the time of any determination hereunder voting power for the election of directors of such person (or persons holding equivalent positions); or

INVESTMENT AND LOAN AGREEMENT                                          PAGE 23

                         b. to direct or cause the direction of the management and policies of such person whether by contract or otherwise; or


                    (2) "controlled by" or "under common control with" such other person if such other person is a member of the immediate family of such person or is the executor, administrator, or other personal representative of such person.

               (ii) Pay or become obligated to pay, any management or other similar fees to any Affiliate (whether or not a stockholder, director, officer or employee of the Company) or any interest on any deferred obligation therefor, other than as contemplated under the Management Agreement, which shall not be amended or modified without the written consent of BET.

     6.3  REPORTING REQUIREMENTS. So long as the Notes remain outstanding or
          -----------------------
BET holds an equity interest in the Company and until payment in full of the Notes and full and complete performance of all of the Company's obligations under any of the Loan Documents, the Company shall furnish to BET:

          (a)  Default Notice. As soon as possible and in any event within ten
               --------------
(10) days after the occurrence of each Event of Default (as defined in Article 7 below), or each event which would be an Event of Default but for a requirement that notice be given after, or a lapse of time occur, or both, or which constitutes a material or adverse change in the condition, financial or otherwise, or the operations of the Company, the statement of the Company's President setting forth details of the Event of Default or such other event and the action which the Company proposes to take with respect thereto.

          (b)  Monthly Variance Operating Statements. On a monthly basis, a
               -------------------------------------
comparison of operations, on a year-to-date basis, reflecting income, cash flow, EBITDA, store acquisitions and operations compared to the Projections and the Business Plan.

          (c)  Quarterly Financial Statements. As soon as available, but in any
               ------------------------------
event, within twenty (20) days after the end of each quarter of the Company's fiscal year, a balance sheet of the Company, as of the last day of such quarter, and statements of income, retained earnings, and cash flow, for such quarter all in reasonable detail, setting forth in each case in comparative form to corresponding figures for the corresponding month in the preceding year, each statement to be certified in a certificate of the President or Chief Financial Officer of

INVESTMENT AND LOAN AGREEMENT                                            PAGE 24
the Company as fairly presenting the financial position and the results of operations of the Company as at its date and for such quarter and as having been prepared in accordance with generally accepted accounting principles consistently applied (subject to year-end audit adjustments). Such financial statements shall include, in a separately itemized schedule, any single expenditure made by the Company of One Hundred Thousand Dollars ($100,000) or more.

          (d)  Audited Annual Financial Statements.  Annually, as soon as
               -----------------------------------
available, but in any event within ninety (90) days after the end of each fiscal year, a balance sheet of the Company, as at such last day of the fiscal year, and statements of income, retained earnings, and cash flow, for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, and certified without qualification by a firm of independent certified public accountants satisfactory to BET, as fairly presenting the financial position and results of operations of the Company for the year ending on its date and as having been prepared in accordance with generally accepted accounting principles.

          (e)  Projections of Operations.  On or before thirty (30) days before
               -------------------------
the end of each fiscal year of the Company, projections, approved by the Company's Board of Directors, of income and expense of the Company for the next 12-month period, prepared on a consolidated basis and prepared in good faith and after reasonable analysis utilizing such assumptions management of the Company believes to be reasonable, and in form consistent with the quarterly financial statements provided under Section 6.3(c).

          (f)  Taxes.  Copies of all of the Company's federal, state, and local
               -----
tax returns, in a form acceptable to BET, and evidence acceptable to BET in its sole discretion that all such tax obligations are being met in a timely manner.

          (g)  No Default Certificate.  At least quarterly certificates, in a
               ----------------------
form acceptable to BET, of the President or Chief Executive Officer of the Company to the effect that no Event of Default hereunder and that no default under any other agreement to which the Company is a party or by which it is bound, or by which any of its properties or assets may be affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute a default, has occurred, or, if such can not be so certified, specifying in reasonable detail the exceptions, if any, to such statement.

INVESTMENT AND LOAN AGREEMENT                                            PAGE 25

          (h)  Certificate of Accountants. At the same time that the financial
               --------------------------
statements required under the provisions of this Section 6.3(d) are delivered,
(i) a certificate of the Chief Financial Officer and independent certified public accountants of the Company, specifically addressed to the Company and BET, to the effect that during the course of their audit of the operations of the Company and its conditions as of the end of the fiscal year, to the best of their knowledge, nothing has come to their attention which would indicate that an Event of Default or default hereunder or under any of the Loan Documents has occurred or that there was any violation of the covenants of the Company contained in Section 6.1 or in Section 6.2 of this Agreement, or, if such can not be so certified, specifying in reasonable detail the exceptions, if any, to such statements and (ii) in every odd-numbered year, a management report of the independent certified accountants of the Company regarding the Company's operations.

          (i)  Other Accountant's Reports. Promptly upon receipt thereof, copies
               --------------------------
of all other reports submitted to the Company by its independent certified public accountants in connection with any annual or interim audit of the books and records of the Company made by such accountants.

          (j)  Copies of Other Documents. Promptly upon their becoming
               -------------------------
available, copies of any:

               (i) financial statements, projections, material non-routine reports, notices (other than routine correspondence), requests for waivers and proxy statements, in each case, delivered by the Company to any lending institution other than BET or to its Members or directors;

               (ii) material non-routine correspondence or official notices received by the Company form any federal, state or local governmental authority which regulates the operations of the Company;

               (iii) registration statements and any amendments and supplements thereto, and any regular or periodic reports, if any, filed by the Company with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of the said Commission;

               (iv) letters of comments or correspondence sent to the Company by the Securities and Exchange Commission in relation to the Company and its respective affairs, and

INVESTMENT AND LOAN AGREEMENT                                            PAGE 26

               (v) materials to be received or sent to the Members or directors of the Company.

          (k)  ERISA Notices.
               -------------

               (i) Concurrently with such filing, a copy of each annual report which is filed with respect to each Plan with the Secretary of Labor or the PBGC;

               (ii) promptly upon their becoming available, copies of all material non-routine correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Plan;

               (iii)copies of all actuarial valuations received by the Company with respect to any Plan; and

               (iv) copies of any notices of Plan termination filed by any Plan administrator (as those terms are used in ERISA) with the PBGC and of any notices from the PBGC to institute involuntary termination procedures.

          (l)  Corporate Overhead Budget.    On or before thirty (30) days
               -------------------------
before the end of each fiscal year of the Company, a corporate overhead budget, approved by the Company's Board of Directors, for the next 12-month period prepared on a consolidated basis and in good faith and after reasonable analysis utilizing such assumptions management of the Company believes to be reasonable.

          (m)  Other Information.  Such other information respecting the
               -----------------
business, properties or the condition of operations, financial or otherwise, of the Company as BET may from time to time reasonably request.


                                   ARTICLE 7

                               EVENTS OF DEFAULT
                               -----------------

     7.1  EVENTS OF DEFAULT.  Under this Agreement an Event of Default shall be
          -----------------
any of the following:

          (a) The Company shall fail to make any payment of principal or interest upon any of the Notes or any amount due under any other obligation between BET and the Company to BET when due, whether at the due date thereof or by acceleration or

INVESTMENT AND LOAN AGREEMENT                                            PAGE 27
otherwise, and such failure remain unremedied for five (5) days after written notice thereof shall have been given by BET to the Company.

          (b) Any representation or warranty made by the Company herein, in any other Loan Document, agreement, certificate, instrument, statement or report contemplated by or made or delivered pursuant to or in connection with this Agreement or any of the other Loan Documents shall prove to have been false or misleading in any material respect when made.

          (c) The Company shall fail to perform, observe or comply with any material term, covenant or agreement contained in any of the Loan Documents and such failure remains unremedied for thirty (30) days after written notice thereof shall have been given by BET to the Company.

          (d) The Company shall default under, or fail to fulfill any obligation of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, equipment lease, mortgage or similar instrument to which the Company is a party or by which any of them is bound, or by which any of their properties or assets may be affected (each, a "Debt Instrument"), so that, as a result of any such failure to perform (assuming the giving of appropriate notice thereof, if required), the indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such indebtedness would otherwise become due and payable; or any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof, the indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such indebtedness would otherwise become due and payable; or failure to pay any indebtedness for borrowed money due at final maturity or pursuant to demand under any Debt Instrument.

          (e) Any of the Loan Documents shall, for any reason, cease to be in full force and effect, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company; or the Company shall deny that it has any further liability or obligation under the Loan Documents.

          (f) The Company shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for itself or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute

INVESTMENT AND LOAN AGREEMENT                                            PAGE 28
of any jurisdiction, whether now or hereafter in effect, or the Company shall take any action to authorize the foregoing; or there shall have been filed any such petition or application, or any such proceeding shall be commenced against it, which remains undismissed for a period of sixty (60) days or more; or any order for relief shall be entered in any such proceeding; or the Company by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of its property, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more; or the Company shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain lien a or other encumbrance of any nature whatsoever upon any of its property through legal proceedings or distraint which is not vacated within thirty (30) days from the date hereof.

          (g) Any judgement against the Company or any attachment, levy or execution against its property, subsequent to the Closing Date, for any amount in excess of $25,000 shall remain unpaid, unstayed, unappealed, undischarged, unbonded or dismissed for a period of thirty (30) days or more.

          (h) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, by reason of, or which results or could result in, a "material accumulated funding deficiency" under Section 412 of the Internal Revenue Code, or the failure by the Company to make required contributions, in accordance with the applicable provisions of ERISA, to each of the plans hereafter established or assumed by it.

          (i) Any of the liens created and granted to BET hereunder or under any of the other Loan Documents shall at any time fail to be valid, perfected liens.

          (j) La-Van Hawkins shall cease for any reason, whatsoever, including without limitation, death or disability (as such disability shall be determined in the reasonable judgement of BET) to be and continuously perform the duties of Chairman of the Company or, if such cessation shall occur as a result of death or

INVESTMENT AND LOAN AGREEMENT                                            PAGE 29
disability, no successor reasonably satisfactory to BET shall have become and shall have commenced to perform the duties of Chairman of the Company within thirty (30) days after such cessation; provided, however, that if any reasonably satisfactory successor, shall have been approved by BET, shall have been duly elected, and shall have commenced performance of such duties within such period, the name of such successor or successors shall be deemed to have been inserted in place of La-Van Hawkins in this subsection 7.1(j);

          (k) An event occurs which is defined as a Default or an Event of Default under any of the Loan Documents;

          (l) A controlling interest in Management is sold, transferred or pledged without the prior written consent of BET;

     7.2  EFFECT OF EVENT OF DEFAULT. Should any Event of Default occur, BET, by
          --------------------------
notice to the Company, may at its option terminate its commitment to provide any proceeds of the Loan hereunder, and declare the entire unpaid principal amount of the Notes, together with all other amounts payable, hereunder or under the other Loan Documents, including without limitation, unpaid interest, and legal fees associated with enforcing the Loan Documents and accompanying Notes, and every other obligation of the Company to BET, immediately due and payable, whereupon the Notes and all other such obligations shall become and be forthwith due and payable, without presentment, demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in the Notes or in such other note or evidence of indebtedness to the contrary notwithstanding. BET shall have, in addition to all other rights and remedies allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of Maryland, and without limiting the generality of the foregoing, the rights and remedies provided for in any of the Loan Documents, the provisions of which are hereby incorporated by reference.

                                   ARTICLE 8

                                 MISCELLANEOUS
                                 -------------

     8.1  SPECIFIC PERFORMANCE. BET, in addition to being entitled to exercise
          --------------------
all rights provided herein, including recovery of damages, will be entitled to specific performance of its rights under this Agreement, including but not limited to the right to make the First Advance, the Second Advance, and receive

INVESTMENT AND LOAN AGREEMENT                                            PAGE 30
the convertible instruments contemplated hereunder. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that remedy at law would be adequate.

     8.2  NO WAIVER; CUMULATIVE REMEDIES. Each and every right granted to BET
          ------------------------------
hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of BET or the holder of the Notes to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Company's obligations hereunder or under the other Loan Documents shall be without regard to any counterclaim, right or offset or any other claim whatsoever which the Company has or may have against BET and without regard to any other obligation of any nature whatsoever which BET may have to the Company and no such counterclaim or offset shall be asserted by the Company in any action, suit or proceeding instituted by BET for payment or performance of the Company's obligations hereunder.

     8.3  AMENDMENTS/ENTIRE AGREEMENT. No modification, amendment or waiver of
          ---------------------------
or with respect to any provision of this Agreement or any of the other Loan Documents, nor consent to any departure by the Company from any of the terms or conditions hereof or thereof, shall in any event be effective unless it shall be in writing and signed by BET. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Company in any case shall, of itself, entitle it or any of them to any other or further notice or demand in similar or other circumstances. This Agreement together with the other Loan Documents embodies the entire agreement and understanding between the Company and BET with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

     8.4  NOTICES. All notices, requests, reports and other communications
          -------
pursuant to this Agreement or any of the other Loan Documents shall be in writing, either by letter (delivered by hand or commercial delivery service or sent by certified mail, return receipt requested, except for routine reports which shall be by ordinary first-class mail) or facsimile or telegram, addressed as follows:

INVESTMENT AND LOAN AGREEMENT                                            PAGE 31

     If to the Company:     La-Van Hawkins UrbanCityFoods, LLC
                            201 North Charles Street, Suite 1410
                            Baltimore, Maryland 21201
                            Attn: Mr. La-Van Hawkins, Chairman


                            With a copy to:
                            Nathaniel E. Jones, Jr., Esq.
                            Jones & Associates, P.C.
                            Legg Mason Tower, Suite 2700
                            111 South Calvert Street
                            Baltimore, Maryland 21202

     If to BET              BET Holdings, Inc.
                            One BET Plaza
                            1900 W Place, N.W.
                            Washington, DC 20018
                            Attn: Robert L. Johnson, Chairman

                            With a copy to:

                            Arent Fox Kintner Plotkin & Kahn
                            1050 Connecticut Avenue, N.W.
                            Washington, D.C. 20036-5339
                            Attn: Richard N. Gale, Esq.

Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is delivered by hand or facsimile to such party at its address specified above, or, if sent by mail, on the third day after it is deposited in the mail, postage prepaid, or in the case of facsimile notice, when acknowledgement of transmission is received by the transmitting fax machine. Any party may change the person to whom or address to which notices are to be given hereunder, by notice duly given hereunder, provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to whom it is address.

     8.5  FEES; CONDITIONS OF CLOSING.
          ---------------------------

          (a)  Expenses:  Indemnity.
               --------------------

               (i)  The Company will promptly pay to BET

                    (1)   all out-of-pocket costs or BET
               (A) in connection with the filing or recording of any assignments, mortgages, financing statements and other documents), (B) incurred as reasonable legal fees and expenses and

INVESTMENT AND LOAN AGREEMENT                                            PAGE 32
          disbursements of counsel to BET, Arent, Fox, Kitner, Plotkin &
          Kahn in connection with the preparation, negotiation, execution and delivery, administration, interpretation and enforcement of the Loan Documents and the consummation of the transactions contemplated by this Agreement and the Loan Documents (whether or not the closing on the Loan occurs on the Closing Date), (C) in connection with the negotiation, preparation and execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any of the Loan Documents or any other document (or any such instrument which is proposed but not executed and delivered) and (D) in connection with any claim or action threatened, made or brought against BET arising out of or relating to any extent to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby, except in the case of BET's willful misconduct; and

                    (2) all costs and expenses (including, without limitaion, reasonable fees and disbursements of counsel) suffered or incurred by BET in connection with its enforcement of the payment of the Notes or any other sum due to them under this Agreement or any of the other Loan Documents or any of its other rights hereunder or thereunder.

               (ii) The provisions of this Section 8.5 shall survive the payment of the Notes and the termination of this Agreement.

          (b)  Conditions of Closing.   The obligations of BET to close under
               ---------------------
this Agreement shall be subject to (i) completion by BET of due diligence on the business and affairs of the Company satisfactory to BET, in its sole discretion, and (ii) no material adverse change in the business, affairs, prospects or financial conditions of the Company during the period commencing on the date of this Agreement and expiring on the Closing Date.

          8.6  TAXES.    If, under any law in effect on the date of the closing
               -----
of any loan hereunder, or under any retroactive provision of the law subsequently enacted, it shall be determined that any federal, state or local tax is payable in respect of the issuance of the Notes, or in connection with the filing or recording of

INVESTMENT AND LOAN AGREEMENT                                            PAGE 33
any assignments, mortgages, financing statements, or other documents (whether measured by the amount of indebtedness secured or otherwise) as contemplated by this Agreement, then the Company will pay any such tax and all interest and penalties, if any, and will indemnify BET against and save them harmless from any federal Internal Revenue Service form 1099 or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against BET, then BET may notify the Company and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Company. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Company in this Section 8.6 shall survive payment of the Notes and the termination of this Agreement.

     8.7  PAYMENTS. All payments by the Company on account of principal,
          --------
interest and other charges (including any indemnities) shall be made to BET at the principal office of BET in lawful money of the United States of America in immediately available funds on the date such payment is due in accordance with the provisions of the Notes. If any payment of principal or interest becomes due on a day other than a business day, such payment may be made on the next succeeding business day and such extension shall be included in computing interest in connection with such payment. All payments hereunder, under any other Loan Document, and under the Notes shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement, any other Loan Document, and the Notes (after withholding for or on account of (a) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (b) below) on or measured by the net income of BET to which any such payment is due pursuant to applicable federal, state and local income tax laws, and (b) deduction of amounts equal to the taxes on or measured by the net income of BET payable by BET with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement, any other Loan Document, and the Notes). Upon payment in full of each Note, BET shall mark such Note "Paid" and return it to the Company.

     8.8  BINDING EFFECT; ASSIGNMENT. This Agreement shall become effective when
          --------------------------
executed and thereafter shall be binding upon and inure to the benefit of the Company, BET and their

INVESTMENT AND LOAN AGREEMENT                                           PAGE 34
respective successors and assigns, except that the Company shall not have the right to assign or delegate any rights or obligations hereunder without the prior written consent of BET and any purported assignment or delegation without such consent shall be null and void.

     8.9  CONSTRUCTION; GOVERNING LAW.  The section headings used in this
          ---------------------------
Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement. All terms used herein of any gender or of a singular or plural term shall be deemed to include uses of the masculine, feminine or neuter gender or plural or singular terms, as the context may require. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws and decisions of the State of Maryland.

     8.10 JURISDICTION; VENUE; AND PERSONAL SERVICE.  The Company irrevocably
          -----------------------------------------
consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Agreement, the notes, or any of the other Loan Documents may be brought in the United States District Court for the District of Maryland or any other appropriate Federal District Court, determined by BET where jurisdiction is proper. The Company expressly and irrevocably assents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. The Company irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to any of the by hand or by mail in the manner provided for in
Section 8.4 hereof. The Company hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. The Company shall not be entitled in any such action or proceeding to assert any defense given or allowed under the laws of any state other than the State of Maryland. Nothing in this Section 8.10 shall affect or impair in any manner or to any extent the right of BET to commence legal proceedings or otherwise proceed against the Company in any jurisdiction or to serve process in any manner permitted by law.

     8.11 WAIVER OF JURY TRIAL.  The Company waives any right to have a jury
          --------------------
participate in resolving any dispute, whether sounding in contract, tort, or otherwise, among BET, the Company or any of the other parties arising out of, in connection with, related to, or incidental to the relationship established among the parties hereto in connection with the loan documents or any other agreement among them.

INVESTMENT AND LOAN AGREEMENT                                           PAGE 35

     8.12 SURVIVAL OF AGREEMENT AND REPRESENTATIONS. All agreements,
          -----------------------------------------
representations and warranties made herein shall survive the delivery of this Agreement, any of the other Loan Documents and the Notes.

     8.13 SEVERABILITY OF PROVISIONS. The provisions of this Agreement are
          --------------------------
severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Company with any of them shall not excuse non-compliance by the Company with any other. The Company shall not take any action the effect of which shall constitute a breach or violation of any provision of this Agreement.

     8.14 RIGHTS AFFECTED BY EXTENSIONS. The rights of BET and its assigns
          -----------------------------
granted hereunder shall not be impaired by any indulgence, release, renewal, extension or modification which BET may grant with respect to the indebtedness or any part thereof, or with respect to the collateral or with respect to any endorser, guarantor or surety without notice or consent of the Company, or any endorser, guarantor or surety.

     8.15 COUNTERPARTS. This Agreement may be executed in one or more
          ------------
counterparts, and all such counterparts shall constitute one and the same Agreement.

INVESTMENT AND LOAN AGREEMENT                                            PAGE 36

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                          BET HOLDINGS, INC.



                                          By:  [SIGNATURE APPEARS HERE]
                                              --------------------------
                                              Name:
                                              Title:



                                          LA-VAN HAWKINS URBANCITYFOODS, LLC



                                          By:  [SIGNATURE APPEARS HERE]
                                              --------------------------
                                              Name:
                                              Title:


                                          LA-VAN HAWKINS, individually as to
                                          Article 5


                                             [SIGNATURE APPEARS HERE]
                                          ------------------------------














INVESTMENT AND LOAN AGREEMENT                                         PAGE 37